Exhibit 99.1
NEWS RELEASE

Bonanza Creek Energy Announces
Third Quarter 2021 Financial Results

DENVER, October 28th, 2021 /Globe Newswire/ – Bonanza Creek Energy, Inc. (NYSE: BCEI) (the "Company" or "Bonanza Creek") today announced its third quarter 2021 financial results.

Highlights include:
•Average sales volumes for the third quarter of 43.7 thousand barrels of oil equivalent per day (“MBoe/d”) with oil representing 51% of total volumes
•Total capital expenditures of $54.8 million for the third quarter
•Lease operating expense ("LOE") of $2.87 per Boe for the third quarter
•Rocky Mountain Infrastructure ("RMI") operating expense was $0.79 per Boe for the third quarter
•RMI net effective cost(1) for the third quarter was $0.38 per Boe, which offsets RMI operating expense with $0.41 per Boe of RMI operating revenue from working interest partners
•General and administrative ("G&A") expenses were $11.7 million for the third quarter of 2021, which included $2.3 million in non-cash stock-based compensation and $0.1 million of other non-recurring G&A
•Recurring cash G&A(1) expense, which excludes non-recurring and non-cash items, was $9.3 million for the third quarter or $2.31 per Boe
•GAAP net income for the third quarter of $40.7 million
•Adjusted EBITDAX(1) of $116.5 million, or $3.74 per diluted share
(1) Non-GAAP measure; see attached reconciliation schedules at the end of this release.

Eric Greager, President and Chief Executive Officer of Bonanza Creek, commented, "We’re proud to have delivered a strong quarter ahead of the closing of the pending mergers to form Civitas Resources. The team has consistently delivered results, while integrating the HighPoint assets, and I’m confident in continued strong performance under the Civitas brand. Subject to stockholder approval and satisfaction of customary closing conditions, we expect to communicate more information on Civitas in the coming days.”

Third Quarter 2021 Results

During the third quarter of 2021, the Company reported average daily sales of 43.7 MBoe/d. The Company's production guidance for the third quarter 2021 had been a range of 41 to 44 MBoe/d with oil representing 48% to 52% of total volumes.

Product mix for the third quarter was 51% oil, 22% NGLs, and 27% residue natural gas. The table below provides sales volumes, product mix, and average sales prices for the third quarter 2021 and 2020.

	Three Months Ended September 30,
	2021	2020	% Change
Avg. Daily Sales Volumes:
Crude oil (Bbls/d)	22,135	13,957	59%
Natural gas (Mcf/d)	72,255	39,449	83%
Natural gas liquids (Bbls/d)	9,567	5,705	68%
Crude oil equivalent (Boe/d)	43,745	26,237	67%

Product Mix
Crude oil	51%	53%
Natural gas	27%	25%
Natural gas liquids	22%	22%

Average Sales Prices (before derivatives):
Crude oil (per Bbl)	$64.38	$36.45
Natural gas (per Mcf)	$3.52	$1.32
Natural gas liquids (per Bbl)	$38.44	$11.18
Crude oil equivalent (per Boe)	$46.80	$23.81
Capital expenditures were $54.8 million for the third quarter of 2021. During the quarter, the Company completed 20 gross (16.5 net) wells, and turned to sales 11 gross (10.1 net) wells, 10 of which were standard reach lateral ("SRL") wells. Year-to-date capital expenditures through the third quarter were $128.5 million versus previously provided full year guidance of $150 million to $170 million.
Net oil and gas revenue for the third quarter of 2021 was $190.0 million compared to $156.0 million for the second quarter of 2021. The increase was a result of higher oil, natural gas, and NGL realized prices. Crude oil accounted for approximately 69% of total revenue for the quarter. Differentials for the Company’s oil production increased during the quarter to approximately $6.19 per barrel off NYMEX WTI versus approximately $5.28 per barrel during the second quarter of 2021, due to strengthening oil prices.

LOE for the third quarter of 2021 on a per unit basis decreased 3% to $2.87 per Boe from $2.95 per Boe in the second quarter of 2021. The Company's LOE guidance for the third quarter 2021 had been a range of $2.85 to $3.00 per Boe.

RMI net effective cost for the third quarter 2021 was $0.38 per Boe, which consists of $0.79 per Boe of RMI operating expense offset by $0.41 per Boe of RMI operating revenue from working interest partners. RMI operating revenue from working interest partners is based on production volumes, and the fees are not tied to oil or natural gas prices. The Company's RMI operating expense guidance for the third quarter was a range of $0.85 to $1.15 per Boe.

The Company's general and administrative ("G&A") expenses were $11.7 million for the third quarter of 2021, which included $2.3 million in non-cash stock-based compensation and $0.1 million of other non-recurring G&A. Recurring cash G&A, which excludes non-recurring and non-cash items, was $9.3 million for the third quarter versus a guidance range of $8.0 million to $9.5 million. On a per-unit basis, recurring cash G&A was $2.31 per Boe for the quarter.

RMI net effective cost and recurring cash G&A are non-GAAP measures. Please see Schedule 6 and Schedule 7 at the end of this release for a reconciliation to the most comparable GAAP measure.

Guidance Summary

The table below summarizes the Company’s performance versus guidance for the third quarter. The Company expects to provide additional guidance for the fourth quarter 2021 following the closing of the mergers that will form Civitas Resources, Inc.

	Actuals	Guidance
Guidance	3Q 2021	3Q 2021
Production (MBoe/d)	43.7	41.0 - 44.0
% Oil	50.6%	48.0% - 52.0%
Lease operating expense ($/Boe)	$2.87	$2.85 - $3.00
RMI operating expense ($/Boe)	$0.79	$0.85 - $1.15
Recurring cash general and administrative ($MM)	$9.3	$8.0 - $9.5
Severance and ad valorem taxes (% of revenue)	4.8%	5.0% - 6.0%
Oil differential ($/bbl)	$6.19	$6.50 - $7.00
Total capital expenditures ($MM)	$54.8	$55.0 - $65.0

Civitas Update

As previously announced, the Company will hold a special meeting of Bonanza Creek stockholders on October 29th, 2021 to consider approval of the XOG Merger and the Crestone Merger (as defined below).

The table below outlines certain operating and financial results for the third quarter of 2021 for the three companies separately, that when merged will constitute Civitas Resources, Inc. The mergers are subject to stockholder approval and other customary closing conditions. The information for Extraction Oil & Gas, Inc. ("Extraction") and Crestone Peak Resources ("Crestone Peak") was provided to the Company by Extraction and Crestone Peak, respectively, and has not been independently verified by the Company.

3Q 2021 Metric	Bonanza Creek	Extraction	Crestone Peak
Production (MBoe/d)	43.7	74.2	41.6
Total capital expenditures ($MM)	$54.8	$13.8	$68.0
Adjusted EBITDAX ($MM)	$116.5	$160.8	$67.6
Net Debt ($MM)(2)	$119.6	$(95.2)	$201.4
MTM Hedge Book ($MM)	$(101.8)	$(100.5)	$(329.1)
Net Working Capital ($MM)(3)	$(49.8)	$(186.6)	$(142.5)

(2) Excludes $760.5 million of Crestone Peak related party notes that will be eliminated upon, or before, the closing of the Crestone Peak Merger.
(3) Net working capital calculated as current assets minus current liabilities, excluding cash and derivatives; see attached reconciliation schedules at the end of this release.

Conference Call

The Company will not host a conference call to discuss third quarter 2021 results.

About Bonanza Creek Energy, Inc.

Bonanza Creek Energy, Inc. is an independent oil and natural gas company engaged in the acquisition, exploration, development, and production of oil and associated liquids-rich natural gas in the Rocky Mountain region of the United States. The Company’s assets and operations are concentrated in rural, unincorporated Weld County, Colorado, within the DJ Basin, focused on the Niobrara and Codell formations. The Company’s common shares are listed for trading on the NYSE under the symbol: “BCEI.” For more information about the Company, please visit www.bonanzacrk.com. Please note that the Company routinely posts important information about the Company under the Investor Relations section of its website.

No Offer or Solicitation

This communication relates to proposed business combination transactions between Bonanza Creek Energy, Inc. (“BCEI”) and Extraction Oil & Gas, Inc. (“XOG”) (the “XOG Merger”) and between BCEI, Crestone Peak Resources LP (“CPR”), CPPIB Crestone Peak Resources America Inc. (“CPPIB”), Crestone Peak Resources Management LP (“CPR Management LP,” and, together with CPR and CPPIB, the “Group Companies”) and XOG (the “Crestone Merger,” and together with the XOG Merger, the “Mergers”). Communications in this document do not constitute an offer to sell or the solicitation of an offer to subscribe for or buy any securities or a solicitation of any vote or approval with respect to the Mergers or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. Offers of securities with respect to the XOG Merger and offers of securities to certain holders with respect to the Crestone Merger shall be made only by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended (the “Securities Act”). BCEI intends to issue the merger consideration in connection with the Crestone Merger to certain holders in reliance on the exemptions from the registration requirements under the Securities Act, pursuant to Section 4(a)(2) thereof.

Important Additional Information

In connection with the Mergers, BCEI and XOG have filed materials with the Securities and Exchange Commission (the “SEC”), including (1) a joint proxy statement in preliminary and definitive form (the “Joint Proxy Statement”) and (2) a Registration Statement on Form S-4, Registration No. 333-257882, with respect to the XOG Merger (the “Registration Statement”), of which the Joint Proxy Statement is a part. The Registration Statement was declared effective by the SEC on September 28, 2021 and Bonanza Creek and Extraction have sent the definitive form of the Joint Proxy Statement to the shareholders of Bonanza Creek and the shareholders of Extraction. These documents are not substitutes for the Joint Proxy Statement or Registration Statement or for any other document that BCEI or XOG may file with the SEC and send to BCEI’s shareholders or XOG’s shareholders in connection with the Mergers. INVESTORS AND SECURITY HOLDERS OF BCEI AND XOG ARE URGED TO CAREFULLY AND THOROUGHLY READ THE JOINT PROXY STATEMENT AND THE REGISTRATION STATEMENT, AS EACH MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, AND OTHER RELEVANT DOCUMENTS FILED BY BCEI AND XOG WITH THE SEC, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT BCEI, XOG, THE GROUP COMPANIES, THE MERGERS, THE RISKS RELATED THERETO AND RELATED MATTERS.

Investors and security holders will be able to obtain free copies of the Registration Statement and Joint Proxy Statement, as each may be amended from time to time, and other relevant documents filed by BCEI and XOG with the SEC (when they become available) through the website maintained by the SEC at www.sec.gov. Copies of documents filed with the SEC by BCEI will be available free of charge from BCEI’s website at www.bonanzacrk.com under the “Investor Relations” tab or by contacting BCEI’s Investor Relations Department at (720) 225-6679 or slandreth@bonanzacrk.com. Copies of documents filed with the SEC by XOG will be available free of charge from XOG’s website at www.extractionog.com under the “Investor Relations” tab or by contacting XOG’s Investor Relations Department at (720) 974-7773 or ir@extractionog.com.

Participants in the Solicitation

BCEI, XOG and their respective directors and certain of their executive officers and other members of management and employees may be deemed, under SEC rules, to be participants in the solicitation of proxies from BCEI’s shareholders and XOG’s shareholders in connection with the Mergers. Information regarding the executive officers and directors of BCEI is included in its definitive proxy statement for its 2021 annual meeting filed with the SEC on April 28, 2021. Information regarding the executive officers and directors of XOG is included in its amended annual report on Form 10-K/A filed with the SEC on April 30, 2021. Additional information regarding the persons who may be deemed participants and their direct and indirect interests, by security holdings or otherwise, will be set forth in the Registration Statement, Joint Proxy Statement and other materials when they are filed with the SEC in connection with the Mergers. BCEI filed an initial Registration Statement and Joint Proxy Statement with the SEC on July 14, 2021. Free copies of these documents may be obtained as described in the paragraphs above.

Cautionary Statement Regarding Forward-Looking Information

Certain statements in this document concerning the Mergers, including any statements regarding the expected timetable for completing the Mergers, the results, effects, benefits and synergies of the Mergers, future opportunities for the combined company, future financial performance and condition, guidance and any other statements regarding BCEI’s, XOG’s or the Group Companies’ future expectations, beliefs, plans, objectives, financial conditions, assumptions or future events or performance that are not historical facts are “forward-looking” statements based on assumptions currently believed to be valid. Forward-looking statements are all statements other than statements of historical facts. The words “anticipate,” “believe,” “ensure,” “expect,” “if,” “intend,” “estimate,” “probable,” “project,” “forecasts,” “predict,” “outlook,” “aim,” “will,” “could,” “should,” “would,” “potential,” “may,” “might,” “anticipate,” “likely,” “plan,” “positioned,” “strategy,” and similar expressions or other words of similar meaning, and the negatives thereof, are intended to identify forward-looking statements. Specific forward-looking statements include statements regarding BCEI, XOG and the Group Companies’ plans and expectations with respect to the Mergers and the anticipated impact of the Mergers on the combined company’s results of operations, financial position, growth opportunities and competitive position. The forward-looking statements are intended to be subject to the safe harbor provided by Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995.

These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those anticipated, including, but not limited to, the possibility that shareholders of BCEI may not approve the issuance of new shares of BCEI common stock in the Mergers or that shareholders of XOG may not approve the XOG Merger Agreement; the risk that a condition to closing of the Mergers may not be satisfied, that either party may terminate the XOG Merger Agreement or the Crestone Peak Merger Agreement or that the closing of the Mergers might be delayed or not occur at all; potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the Mergers; the diversion of management time on Merger-related issues; the ultimate timing, outcome and results of integrating the operations of BCEI, XOG and the Group Companies; the effects of the business combination of BCEI, XOG and the Group Companies, including the combined company’s future financial condition, results of operations, strategy and plans; the ability of the combined company to realize anticipated synergies in the timeframe expected or at all; changes in capital markets and the ability of the combined company to finance operations in the manner expected; regulatory approval of the Mergers; the effects of commodity prices; the risks of oil and gas activities; and the fact that operating costs and business disruption may be greater than expected following the public announcement or consummation of the Mergers. Expectations regarding business outlook, including changes in revenue, pricing, capital expenditures, cash flow generation, strategies for our operations, oil and natural gas market conditions, legal, economic and regulatory conditions, and environmental matters are only forecasts regarding these matters.

Additional factors that could cause results to differ materially from those described above can be found in BCEI’s Annual Report on Form 10-K for the year ended December 31, 2020, in its subsequently filed Quarterly Reports on Form 10-Q, and the Joint Proxy Statement, each of which is on file with the SEC and available from BCEI’s website at www.bonanzacrk.com under the “Investor Relations” tab, and in other documents BCEI files with the SEC.

All forward-looking statements speak only as of the date they are made and are based on information available at that time. BCEI assumes any obligation to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements were made or to reflect the occurrence of unanticipated events except as required by federal securities laws. As forward-looking statements involve significant risks and uncertainties, caution should be exercised against placing undue reliance on such statements.

For further information, please contact:
Scott Landreth
Senior Director, Finance & Investor Relations and Treasurer
720-225-6679
slandreth@bonanzacrk.com

Schedule 1: Condensed Consolidated Statements of Operations and Comprehensive Income
(in thousands, expect for per share amounts, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Operating net revenues:
Oil and gas sales	$189,963	$58,858	$420,157	$155,455
Operating expenses:
Lease operating expense	11,560	5,393	28,649	16,887
Midstream operating expense	3,163	3,970	11,314	11,338
Gathering, transportation, and processing	14,105	4,778	32,793	11,970
Severance and ad valorem taxes	9,205	(7,063)	23,622	1,588
Exploration	1,513	66	5,156	551
Depreciation, depletion, and amortization	35,604	23,439	89,433	67,306
Abandonment and impairment of unproved properties	—	223	2,215	30,589
Unused commitments	3,364	—	7,692	—
Bad debt expense	279	102	279	678
Merger transaction costs	5,580	888	27,121	909
General and administrative expense (including $2,289, $1,723, $6,096, and $4,436 respectively, of stock-based compensation)	11,724	8,031	33,119	25,845
Total operating expenses	96,097	39,827	261,393	167,661
Other income (expense):
Derivative gain (loss)	(36,224)	(10,670)	(133,613)	64,603
Interest expense, net	(3,025)	(356)	(6,685)	(1,557)
Gain (loss) on property transactions, net	951	—	951	(1,398)
Other income (expense)	687	(65)	964	(1,853)
Total other income (expense)	(37,611)	(11,091)	(138,383)	59,795
Income from operations before taxes	56,255	7,940	20,381	47,589
Income tax expense	(15,596)	(4,689)	(5,160)	(4,689)
Net income	$40,659	$3,251	$15,221	$42,900

Comprehensive income	$40,659	$3,251	$15,221	$42,900

Net income per common share:
Basic	$1.32	$0.16	$0.55	$2.07
Diluted	$1.31	$0.16	$0.55	$2.06
Weighted-average common shares outstanding:
Basic	30,849	20,832	27,485	20,753
Diluted	31,138	20,903	27,839	20,826

Schedule 2: Condensed Consolidated Statements of Cash Flows
(in thousands, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Cash flows from operating activities:
Net income	$40,659	$3,251	$15,221	$42,900
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion, and amortization	35,604	23,439	89,433	67,306
Deferred income tax expense	15,596	4,689	5,368	4,689
Abandonment and impairment of unproved properties	—	223	2,215	30,589
Stock-based compensation	2,289	1,723	6,096	4,436
Non-cash lease component	49	(65)	14	(168)
Amortization of deferred financing costs	437	92	963	772
Derivative (gain) loss	36,224	10,670	133,613	(64,603)
Derivative cash settlement gain (loss)	(26,546)	8,627	(50,536)	42,494
(Gain) loss on property transactions, net	(951)	—	(951)	1,398
Other	—	1,550	—	(1,166)
Changes in current assets and liabilities:
Accounts receivable, net	(2,364)	(259)	(17,050)	24,262
Prepaid expenses and other assets	(256)	552	2,244	3,364
Accounts payable and accrued liabilities	12,932	(9,735)	9,504	(41,692)
Settlement of asset retirement obligations	(989)	(1,542)	(3,891)	(3,137)
Net cash provided by operating activities	112,684	43,215	192,243	111,444
Cash flows from investing activities:
Acquisition of oil and gas properties	(71)	(304)	(620)	(853)
Cash acquired	—	—	49,827	—
Exploration and development of oil and gas properties	(46,938)	(5,162)	(104,207)	(56,216)
Additions to other property and equipment	(34)	(24)	(72)	(440)
Proceeds from note receivable	204	—	204	—
Net cash used in investing activities	(46,839)	(5,490)	(54,868)	(57,509)
Cash flows from financing activities:
Proceeds from credit facility	—	15,000	155,000	45,000
Payments to credit facility	(39,000)	(53,000)	(249,000)	(105,000)
Proceeds from exercise of stock options	307	—	716	—
Payment of employee tax withholdings in exchange for the return of common stock	(74)	(60)	(2,890)	(1,074)
Dividends paid	(10,809)	—	(21,598)	—
Deferred financing costs	(262)	—	(3,915)	(13)
Principal payments on finance lease obligations	—	(31)	(21)	(71)
Net cash used in financing activities	(49,838)	(38,091)	(121,708)	(61,158)
Net change in cash, cash equivalents, and restricted cash	16,007	(366)	15,667	(7,223)
Cash, cash equivalents, and restricted cash:
Beginning of period	24,505	4,238	24,845	11,095
End of period	$40,512	$3,872	$40,512	$3,872

Schedule 3: Condensed Consolidated Balance Sheets
(in thousands, unaudited)

	September 30, 2021	December 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$40,410	$24,743
Accounts receivable, net:
Oil and gas sales	86,414	32,673
Joint interest and other	14,512	14,748
Prepaid expenses and other	6,421	3,574
Inventory of oilfield equipment	12,161	9,185
Derivative assets	—	7,482
Total current assets	159,918	92,405
Property and equipment (successful efforts method):
Proved properties	1,707,481	1,056,773
Less: accumulated depreciation, depletion, and amortization	(299,028)	(211,432)
Total proved properties, net	1,408,453	845,341
Unproved properties	96,419	98,122
Wells in progress	68,013	50,609
Other property and equipment, net of accumulated depreciation of $4,256 in 2021 and $3,737 in 2020	5,562	3,239
Total property and equipment, net	1,578,447	997,311
Right-of-use assets	28,046	29,705
Deferred income tax assets	165,666	60,520
Other noncurrent assets	5,007	2,871
Total assets	$1,937,084	$1,182,812
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$95,051	$37,425
Oil and gas revenue distribution payable	62,644	18,613
Lease liability	11,624	12,044
Derivative liability	92,784	6,402
Total current liabilities	262,103	74,484
Long-term liabilities:
Senior notes	100,000	—
Credit facility	60,000	—
Lease liability	16,733	17,978
Ad valorem taxes and other	21,192	15,069
Derivative liability	9,044	1,330
Asset retirement obligations for oil and gas properties	50,762	28,699
Total liabilities	519,834	137,560
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.01 par value, 25,000,000 shares authorized, none outstanding	—	—
Common stock, $0.01 par value, 225,000,000 shares authorized, 30,858,813 and 20,839,227 issued and outstanding as of September 30, 2021 and December 31, 2020, respectively	4,378	4,282
Additional paid-in capital	1,085,968	707,209
Retained earnings	326,904	333,761
Total stockholders’ equity	1,417,250	1,045,252
Total liabilities and stockholders’ equity	$1,937,084	$1,182,812

Schedule 4: Per Unit Cash Cost Margins
(unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2021	2020	Percent Change	2021	2020	Percent Change
Crude Oil Equivalent Sales Volumes (MBoe)	4,025	2,414	67%	9,752	6,936	41%

Realized pricing (before derivatives)(1)	$46.80	$23.81	97%	$42.74	$21.81	96%

Per Unit Costs ($/Boe)
Lease operating expense	2.87	2.23	29%	2.94	2.43	21%
RMI net effective cost (1)	0.38	1.07	(64)%	0.82	1.04	(21)%
Gathering, transportation, and processing	3.50	1.98	77%	3.36	1.73	94%
Recurring severance and ad valorem taxes (2)	2.29	2.29	—%	2.42	2.04	19%
Recurring cash general and administrative (3)	2.31	2.56	(10)%	2.62	2.89	(9)%
Interest, net	0.75	0.15	400%	0.69	0.22	214%
Total cash costs	$12.10	$10.28	18%	$12.85	$10.35	24%
Cash cost margin (before derivatives)	$34.70	$13.53	156%	$29.89	$11.46	161%
Derivative cash settlements	(6.60)	3.57	(285)%	(5.18)	6.13	(185)%
Cash cost margin (after derivatives)	$28.10	$17.10	64%	$24.71	$17.59	40%

Non-cash and non-recurring items
Depreciation, depletion, and amortization	$8.85	$9.71	(9)%	$9.17	$9.70	(5)%
Non-cash and non-recurring general and administrative	$0.61	$0.77	(21)%	$0.77	$0.83	(7)%

(1) Crude oil and natural gas sales excludes $1.6 million, $1.4 million, $3.3 million, $4.2 million of oil transportation and gas gathering revenues from third parties, which do not have associated sales volumes for the three months ended September 30, 2021 and 2020, and the nine months ended September 30, 2021 and 2020, respectively. Alternatively, the aforementioned oil transportation and gas gathering revenues from third parties have been netted against the midstream operating expense to arrive at the RMI net effective cost. See Schedule 7 for a reconciliation from GAAP midstream operating expense to RMI net effective cost.
(2) Recurring severance and ad valorem taxes exclude one-time tax adjustments based on current mill levies, taxing districts, and company and industry results.
(3) Recurring cash general and administrative expense excludes stock-based compensation, cash severance costs, and other non-recurring costs. Please see Schedule 6 for a reconciliation from GAAP G&A to recurring cash G&A.

Schedule 5: Adjusted Net Income
(in thousands, except per share amounts, unaudited)

Adjusted net income is a supplemental non-GAAP financial measure that is used by management to present a more comparable, recurring profitability between periods. The Company defines adjusted net income as net income after adjusting for (1) the impact of certain non-cash items and one-time transactions and correspondingly (2) the related tax effect in each period. Adjusted net income is not a measure of net income as determined by GAAP.

The following table presents a reconciliation of the GAAP financial measure of net income to the non-GAAP financial measure of adjusted net income.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Net income	$40,659	$3,251	$15,221	$42,900
Adjustments to net income:
Abandonment and impairment of unproved properties	—	223	2,215	30,589
Unused commitments	3,364	—	7,692	—
Stock-based compensation(1)	2,289	1,723	6,096	4,436
Non-recurring general and administrative expense (1)	150	140	1,444	1,337
Merger transaction costs	5,580	888	27,121	909
(Gain) loss on property transactions, net	(951)	—	(951)	1,398
Severance and ad valorem taxes adjustment(2)	—	(12,586)	—	(12,586)
Derivative (gain) loss	36,224	10,670	133,613	(64,603)
Derivative cash settlements gain (loss)	(26,546)	8,627	(50,536)	42,494
Non-cash lease component	49	(65)	14	(168)
Well abandonment and exploratory dry hole expense	—	—	—	(8)
Total adjustments before taxes	20,159	9,620	126,708	3,798
Tax effect of adjustments(3)	(4,959)	(2,367)	(31,170)	(934)
Total adjustments after taxes	15,200	7,253	$95,538	$2,864

Adjusted net income	$55,859	$10,504	$110,759	$45,764

Adjusted net income per diluted share	$1.79	$0.50	$3.98	$2.20

Diluted weighted-average common shares outstanding	31,138	20,903	27,839	20,826

(1) Included as a portion of general and administrative expense in the condensed consolidated statements of operations and comprehensive income.
(2) Included as a portion of severance and ad valorem taxes in the condensed consolidated statements of operations and comprehensive income
(3) Estimated using the federal and state effective tax rate of 24.6%.

Schedule 6: Recurring Cash G&A
(in thousands, unaudited)

Recurring cash G&A is a supplemental non-GAAP financial measure that is used by management to provide only the cash portion of its G&A expense, which can be used to evaluate cost management and operating efficiency on a comparable basis from period to period. Management believes recurring cash G&A provides external users of the Company’s consolidated financial statements such as industry analysts, investors, lenders, and rating agencies with additional information to assist in their analysis of the Company. The Company defines recurring cash G&A as GAAP general and administrative expense exclusive of the Company's stock-based compensation and one-time charges. The Company refers to recurring cash G&A to provide typical recurring cash G&A costs that are planned for in a given period. Recurring cash G&A is not a fully inclusive measure of general and administrative expense as determined by GAAP.

The following table presents a reconciliation of the GAAP financial measure of general and administrative expense to the non-GAAP financial measure of recurring cash G&A.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
General and administrative expense	$11,724	$8,031	$33,119	$25,845
Stock-based compensation	(2,289)	(1,723)	(6,096)	(4,436)
Non-recurring general and administrative expense	(150)	(140)	(1,444)	(1,337)
Recurring cash G&A	$9,285	$6,168	$25,579	$20,072

Schedule 7: Rocky Mountain Infrastructure (“RMI”) Net Effective Cost
(in thousands, unaudited)

RMI net effective cost is a supplemental non-GAAP financial measure that is used by management to assess only the net cash impact the Company’s wholly owned subsidiary, Rocky Mountain Infrastructure, LLC, has on the Company’s consolidated financials. Management believes the net effective cost provides external users of the Company’s consolidated financial statements, such as industry analysts, investors, lenders, and rating agencies, with additional information to assist in their analysis of the Company. The Company defines the RMI net effective cost as GAAP midstream operating expense less revenue generated from working interest partners utilizing the RMI assets.

The following table presents a reconciliation of the GAAP financial measures of midstream operating expense and RMI working interest partner revenue to the non-GAAP financial measure of RMI net effective cost.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2020	2019
Midstream operating expense	$3,163	$3,970	$11,314	$11,338
RMI working interest partner revenue	(1,635)	(1,381)	(3,302)	(4,151)
RMI net effective cost	$1,528	$2,589	$8,012	$7,187

Schedule 8: Adjusted EBITDAX
(in thousands, unaudited)

Adjusted EBITDAX is a supplemental non-GAAP financial measure that is used by management to provide a metric of the Company's ability to internally generate funds for exploration and development of oil and gas properties. The metric excludes items which are non-recurring in nature. Management believes adjusted EBITDAX provides external users of the Company’s consolidated financial statements such as industry analysts, investors, lenders, and rating agencies with additional information to assist in their analysis of the Company. The Company defines Adjusted EBITDAX as earnings before interest, income taxes, depreciation, depletion, and amortization, impairment, exploration expenses and other similar non-cash and non-recurring charges. Adjusted EBITDAX is not a measure of net income (loss) or cash flows as determined by GAAP.

The following table presents a reconciliation of the GAAP financial measure of net income (loss) to the non-GAAP financial measure of Adjusted EBITDAX.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Net income	$40,659	$3,251	$15,221	$42,900
Exploration	1,513	66	5,156	551
Depreciation, depletion, and amortization	35,604	23,439	89,433	67,306
Abandonment and impairment of unproved properties	—	223	2,215	30,589
Unused commitments	3,364	—	7,692	—
Stock-based compensation (1)	2,289	1,723	6,096	4,436
Non-recurring general and administrative expense (1)	150	140	1,444	1,337
Merger transaction costs	5,580	888	27,121	909
(Gain) loss on property transactions, net	(951)	—	(951)	1,398
Interest expense, net	3,025	356	6,685	1,557
Severance and ad valorem taxes adjustment (2)	—	(12,586)	—	(12,586)
Derivative (gain) loss	36,224	10,670	133,613	(64,603)
Derivative cash settlements gain (loss)	(26,546)	8,627	(50,536)	42,494
Income tax expense	15,596	4,689	5,160	4,689
Adjusted EBITDAX	$116,507	$41,486	$248,349	$120,977

(1) Included as a portion of general and administrative expense in the condensed consolidated statements of operations and comprehensive income.
(2) Included as a portion of severance and ad valorem taxes in the condensed consolidated statements of operations and comprehensive income.

Schedule 9: Civitas Resources, Inc Companies - Adjusted EBITDAX
(in thousands, unaudited)

Adjusted EBITDAX is not a measure of net income (loss) as determined by GAAP. Adjusted EBITDAX is a supplemental non-GAAP financial measure that is used by management and external users of these financial statements, such as industry analysts, investors, lenders and rating agencies. These companies define Adjusted EBITDAX as net income (loss) adjusted for certain cash and non-cash items shown in the table below, which presents a reconciliation of Adjusted EBITDAX to the GAAP financial measure of net income (loss) for each of the periods indicated (in thousands).

The following table presents a reconciliation of the GAAP financial measure of net income to the non-GAAP financial measure of Adjusted EBITDAX for Extraction (that when merged with Bonanza Creek will constitute Civitas Resources, Inc). See Schedule 8 for the related Bonanza Creek reconciliation.

Three Months Ended September 30, 2021
Extraction
Net income	$67,053
Add back:
Depreciation, depletion, amortization and accretion	46,930
Impairment of long-lived assets	216
Other operating expenses	3,072
Exploration and abandonment expenses	7,527
Loss on commodity derivatives	51,481
Settlements on commodity derivative instruments	(33,221)
Stock-based compensation expense	2,772
Amortization of debt issuance costs	459
Interest expense	1,027
Income tax expense	13,500
Adjusted EBITDAX	$160,816
The following table presents a reconciliation of the GAAP financial measure of net loss to the non-GAAP financial measure of Adjusted EBITDAX for Crestone Peak (that when merged with Bonanza Creek and Extraction will constitute Civitas Resources, Inc). See Schedule 8 for the related Bonanza Creek reconciliation.

Three Months Ended September 30, 2021
Crestone Peak
Net loss (1)	$(34,489)
Depreciation, depletion, and amortization	42,701
Loss on property transactions, net	71
Interest expense, net (1)	3,423
Derivative (gain) loss	103,730
Derivative cash settlements gain (loss)	(48,841)
Other	988
Income tax expense	—
Adjusted EBITDAX	$67,583

(1) Excludes interest on related party notes which will be eliminated upon, or before, the closing of the Crestone Peak Merger.

Schedule 10: Civitas Resources, Inc Companies - Net Debt
(in thousands, unaudited)

Net Debt is a supplemental non-GAAP financial measure that is used by management and external users of the Company's consolidated financial statements, such as industry analysts, investors, lenders and rating agencies. The Company defines net debt as GAAP long-term debt less GAAP cash and cash equivalents. We believe Net Debt is an important element for assessing the Company's liquidity.

The following table presents a reconciliation of GAAP financial measure of long-term debt to the non-GAAP financial measure of Net Debt.

	September 30, 2021
	Bonanza Creek	Extraction	Crestone Peak
Senior notes	$100,000	$—	$—
Credit facility	60,000	—	214,000
Related party notes (1)	—	—	—
Cash and cash equivalents	(40,410)	(95,233)	(12,552)
Net debt	$119,590	$(95,233)	$201,448

(1) Excludes $760.5 million of Crestone Peak related party notes that will be eliminated upon, or before, the closing of the Crestone Peak Merger.

Schedule 11: Civitas Resources, Inc Companies - Net Working Capital
(in thousands, unaudited)

The following table presents a reconciliation of Net Working Capital to the GAAP financial measure of current assets and current liabilities.

	September 30, 2021
	Bonanza Creek	Extraction	Crestone Peak
Current assets	$159,918	$228,950	$108,999
Less:
Cash and cash equivalents	40,410	95,233	12,552
Derivative assets	—	—	—
Adjusted current assets	$119,508	$133,717	$96,447

Current liabilities	$262,103	$414,048	$429,087
Less:
Derivative liabilities	92,784	93,704	190,100
Adjusted current liabilities	$169,319	$320,344	$238,987

Net working capital	$(49,811)	$(186,627)	$(142,540)